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                                                                EXHIBIT 4(A)(1)

                         OPTICAL SECURITY GROUP, INC.
                          INCENTIVE STOCK OPTION PLAN
                     (AS AMENDED THROUGH AUGUST 16, 1996)

     1.   Purpose.  The purpose of the 1992 Incentive Stock Option Plan (the
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"Plan") is to advance the interests of Optical Security Group, Inc. and any subsidiary corporation (hereinafter referred to as the "Company") and all of its shareholders, by strengthening the Company's ability to attract and retain in its employ individuals of training, experience, and ability, and to furnish additional incentive to officers and valued employees upon whose judgement, initiative, and efforts the successful conduct and development of its business largely depends, by encouraging such officers and employees to become owners of capital stock of the Company.

          This will be effected through the granting of stock options as herein provided, which options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

     2.   Definitions.
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     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Committee" means the directors duly appointed to administer the Plan.

     (c)  "Common Stock" means the Company's Common Stock.

     (d) "Date of Grant" means the date on which an Option is granted under the Plan.

     (e)  "Option" means an Option granted under the Plan.

     (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

     (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.
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     3.   Administration of Plan.  The Plan shall be administered by a committee
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of two or more directors appointed by the Board (the "Committee"). The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4.   Common Stock Subject to Options.  The aggregate number of shares of
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the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,000,000, subject to adjustment under the provisions of paragraph 9. The shares of Common Stock to be issued upon the exercise of Options may be authorized by unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

          The aggregate fair market value (determined as of the time any option is granted) of the stock for which any employee may be granted options which are first exercisable in any single calendar year under this Plan (and any other plan of the Company meeting the requirements for Incentive Stock Option Plans) shall not exceed $100,000.

     5.   Participants.  Options will be granted only to persons who are
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employees of the Company and only in connection with any such person's employment. The term "employees" shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.

     6.   Terms and Conditions of Options.  Any Option granted under the Plan
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shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a)  Option Price. The purchase price of each option shall not be less
               ------------
than 100% of the fair market value of the Company's common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.
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          (b)  Period of Option.  The maximum period for exercising an option
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shall be 10 years from the date upon which the option is granted provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the provisions of Paragraphs 6 or 7 below.

               Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.

               If an optionee shall cease to be employed by the Company for any reason other than death, he may, but only within the three months (or, in the event of the optionee's termination of employment due to disability, as defined in Section 22(e)(3) of the Code, within the one year) next succeeding such cessation of employment, exercise his option to the extent that he was entitled to exercise it on the date of such cessation. The Plan will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his right, or his employer's right, to terminate his employment at any time.

          (c)  Vesting of Shareholder Rights.  Neither an Optionee nor his
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successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

          (d)  Exercise of Option. Each Option shall be exercisable from time to
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time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

          Options may be exercised in part from time to time during the option period. The exercise of any option will be contingent upon compliance by the Optionee (or purchaser acting pursuant to Section 6(b)) with the provisions of
Section 10 below and upon receipt by the Company of either (i) cash or certified bank check payable to its order in the amount of the purchase price of such shares (ii) shares of Company stock having a fair market value equal to the purchase price of such shares, or (iii) a combination of (i) and (ii). If any law or regulation requires the Company to take any action with respect to the shares to be issued upon exercise of any option, then the date for delivery of such stock shall be extended for the period necessary to take such action.

          No option may be exercised until one year after the option was granted.

          (e)  Nontransferability of Option.  No option shall be transferable or
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assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

          (f)  Death of Optionee. In the event of the death of an optionee while
               -----------------
in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only (i) by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

     7.   Assumed Options.  In connection with any transaction to which Section
          ---------------
424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

     8.   Certain Dispositions of Shares.  Any options granted pursuant to this
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Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one-year period beginning on the date after which any share of stock is transferred to an individual pursuant to his exercise of an option, such as individual makes, a disposition of such shares of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

     9.   Reclassification, Consolidation, or Merger.  If and to the extent that
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the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old Option.

     10.  Restrictions on Issuing Shares.  The exercise of each Option shall be
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subject
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to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent. Such shares may be disposed of by an optionee in the following manner only: (1) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all of the requirements of Rule 144 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

     11.  Use of Proceeds.  The proceeds received by the Company from the sale
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of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     12.  Amendment, Suspension, and Termination of Plan.  The Board of
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Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any
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material change in the class of eligible employees as defined in Section 5, (c)
increase the total number of shares reserved for purposes of this Plan except as provided in Section 9, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 9, or (g) materially increase the benefits accruing to employees participating under this Plan.

     Unless the Plan shall therefore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

     13.  Limitations.  Every right of action by or on behalf of the Company or
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by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

     14.  Effective Date of the Plan.
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          This Plan shall become effective upon the adoption thereof by the
Board of Directors of the Company.

     15.  Governing Law.  The Plan shall be governed by the laws of the State of
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Colorado.

     16.  Expenses of Administration.  All costs and expenses incurred in the
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operation and administration of this Plan shall be borne by the Company.
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                                    OPTICAL SECURITY GROUP, INC.



                                    By:-----------------------------------------
                                       Richard H. Bard
                                       Chief Executive Officer


December, 1996